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                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ]     Confidential, for Use of Commission Only (as permitted by
        Rule 14a-6(e)(2))

[ ]     Definitive Proxy Statement

[X]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      WARBURG, PINCUS JAPAN OTC FUND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

         (1)   Title of each class of securities to which transaction applies:

         (2)   Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)   Proposed maximum aggregate value of transaction:

         (5)   Total fee paid:

[ ]      Fee paid previously with preliminary materials.


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[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:

         (2)   Form, Schedule or Registration Statement No.:

         (3)   Filing Party:

         (4)   Date Filed:
















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                      WARBURG, PINCUS JAPAN OTC FUND, INC.

                              466 Lexington Avenue

                          New York, New York 10017-3147

                                                                   July 30, 1998

                         URGENT: PLEASE VOTE YOUR SHARES
                         -------------------------------

Dear Shareholder:

         We previously mailed to you proxy materials relating to the special meeting of shareholders of Warburg, Pincus Japan OTC Fund, Inc., to be held on August 21, 1998.

         According to our latest records, we have not received your proxy card. Regardless of the number of shares you own, it is important that they are represented and voted at the meeting. If you have not already voted please do so by using one of the following four options:

         -    Through the Internet at www.warburg.com;

         - By telephone, with a toll-free call to D.F. King & Co., Inc., the Fund's proxy solicitor, at 1-800-207-2872;

         - By signing, dating and mailing the enclosed proxy card in the postage paid return envelope provided; or

         -    in person at the meeting.

         For the reasons set forth in the Proxy Statement the Board of Directors has approved the proposal and recommends that you vote FOR the proposal.

         Thank you for your cooperation and continued support.

                                                     Sincerely,



                                                     Eugene L. Podsiadlo
                                                     President